SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                      WASHINGTON MUTUAL FINANCE CORPORATION
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             (Exact name of registrant as specified in its charter)



            Delaware                                     95-412805
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



                8900 Grand Oak Circle, Tampa, Florida 33637-1050
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              (Address of principal executive offices and zip code)



Securities Act registration statement file number to which this form relates:
333-56596

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                          Name of each exchange on which
    to be so registered                          each class is to be registered
-----------------------                          -------------------------------

6.875% Senior Notes Due May 15, 2011                 New York Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:



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                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         A description of the Registrant's 6.875% Senior Notes Due May 15, 2011 (the "Senior Notes") to be registered hereby is incorporated herein by reference to the description set forth under the caption "Description of Notes" on pages S-4 and S-5 of the Prospectus Supplement dated May 22, 2001 and under the caption "Description of Debt Securities" on pages 5 through 18 of the Prospectus dated May 18, 2001, each of which are filed as a supplement to the Registrant's Registration Statement on Form S-3 (No. 33-56596), as amended.

         Said descriptions of the Registrant's securities have not previously been filed with the New York Stock Exchange on which the Registrant's securities are to be registered and, therefore, shall be filed with copies of the application filed with such exchange, in accordance with the instructions in
Item 1 of Form 8-A.

Item 2.  Exhibits.
         --------

         The securities described are to be registered on the New York Stock Exchange on which no other securities of the Registrant are currently registered. Accordingly, the following exhibits shall be filed with each copy of this registration statement filed with the New York Stock Exchange, and are not filed with, or incorporated by reference in, copies of this registration statement filed with the Commission, in accordance with Part II to the Instructions as to Exhibits of Form 8-A:

         1.1 Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         2.1 Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001.

         2.2      Registrant's Current Report on Form 8-K dated May 24, 2001.

         3.1      Registrant's Certificate of Incorporation, as amended.

         3.2      Registrant's By-Laws.

         4.1 Indenture dated as of June 8, 2001 between Registrant and The Bank of New York, as successor to Harris National Bank, as Trustee (relating to, among other series, the Senior Notes).

         4.2 Terms Agreement dated May 22, 2001, between the Registrant and Banc of America Securities LLC, J.P. Morgan Securities Inc., Credit Suisse First Boston, Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc., that incorporates by reference the Washington Mutual Finance Corporation - Underwriting Agreement - Standard Provisions (Debt Securities) dated May 22, 2001.

         4.3      Form of Specimen Global 6.875% Senior Note due May 15, 2011.

                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WASHINGTON MUTUAL, INC.



By:     /s/ Richard M. Levy
       --------------------
       Richard M. Levy
       Senior Vice President and
       Chief Financial Officer





Date:  July 10, 2001